Date:        July 29, 1994
                                            ---------------------

    Robert C. Jaudes (as President of Laclede Gas Company), and Robert
J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Wage
Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.






































                    AMENDMENTS TO THE LACLEDE GAS COMPANY
                           WAGE DEFERRAL SAVINGS PLAN


The following amendments are effective August 1, 1992, except where specified otherwise.

1.   Section 2.8 "Compensation" is amended in its entirety as follows:

     "The wages, salary or commission actually received by an Employee during the period in which he is eligible to participate in the Plan for normal working time, during a weekly payroll period for services as an Employee of the Company, or deferred pursuant to Article IV hereof. "Compensation" shall also include overtime pay, premium pay, and compensation for sick leave, vacation, holiday allowances, or civic duty allowance, in each case paid to Employees. "Compensation" will be the amount which (but for the subtraction of amounts deferred pursuant to Article IV hereof) would be reported for Employees for Federal income tax purposes on U.S. Treasury Department Form W-2. Beginning August 1, 1989, Compensation is limited to $200,000 per Plan Year, which amount is subject to annual adjustment by the U.S. Treasury Department."


2. The last paragraph of subsection (b) of Section 4.4 is amended as follows:

     "The higher amount of (b)(i) and (b)(ii) above is hereinafter in this
     Section 4.4 called the "Base Percentage". If the actual deferral percentage for the Highly Compensated Employee group exceeds the Base Percentage (any such excess being hereinafter in this Section 4.4 called the "Excess"), then prior to the end of the Plan Year, the actual deferral percentage of each of those Participants in the Highly Compensated Employee group whose actual deferral percentage shall be greater than the Base Percentage shall be reduced as necessary (to eliminate the Excess), in a manner whereby the actual deferral percentage of such Participants shall be equal to the Base Percentage, by refunding to such Participants."


3. The last paragraph of clause (ii) of subsection (b) of Section 5.1 is amended as follows:

     "The higher amount of (b)(ii)(aa) and (b)(ii)(bb) above is hereinafter in this Section 5.1 called the "Base Percentage". If the actual matching percentage for the Highly Compensated Employee group exceeds the Base Percentage (any such excess being hereinafter in this Section
     5.1 called the "Excess"), then prior to the end of the Plan Year, the Company Matching Contribution of each of those Participants in the Highly Compensated Employee group whose actual matching percentage shall be greater than the Base Percentage shall be reduced as necessary (to eliminate the Excess), in a manner whereby the actual matching percentage of such Participants shall be equal to the Base Percentage, by refunding to the Company."








4.   The second paragraph of Section 7.7 is amended as follows:

     "Notwithstanding Section 16.1(b) of this Plan, such adjustment for any additions which, for any Participant in any Limitation Year, exceed the limitations of Section 7.3 of this Plan shall consist of the return of the sums withheld from the Participant because of his wage deferral elections to the extent that such return will reduce excess amounts already added to the Participant's Account."


5.   Subsection (a) of Section 9.3 is amended in its entirety as follows:

     "(a) Any Participant who has suffered a financial hardship may withdraw all or any portion of amounts attributable to the Participant's Wage Deferral Contributions, plus related earnings credited as of December 31, 1988, but exclusive of later earnings and amounts previously distributed due to hardship. Application for hardship and a demonstration of the existence of such financial hardship must be made to the satisfaction of the Administrator. Except as otherwise expressly provided in Section 9.1(a) or upon a showing of a financial hardship as defined in Section 9.3(b), no withdrawals may be made while a Participant continues to be employed by the Company."


6. Clauses (i) and (ii) of subsection (b) of Section 9.3 are amended as follows:

     "(i) Incurred medical expenses or expenses to obtain medical care for the Participant, the Participant's spouse or any dependents of the Participant.

     (ii) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the
           Participant, or the Participant's spouse, children or dependents."


7.   Clause (v) of subsection (c) of Section 9.3 is amended as follows:

     "(v) If a Participant who has an outstanding loan applies for a hardship withdrawal and if the amount of the Participant's financial hardship exceeds the maximum loan amount allowable under Section 9.4, then a hardship withdrawal may be permitted up to the amount of hardship and subject to the limitations of
            Section 9.3(a)."
















8. The last sentence of subsection (a) of Section 16.1 is amended as follows:

     "If, however, the Internal Revenue Service rules, upon application to it for a favorable determination, that the Plan and its related Trust are qualified and exempt under the Code, all Wage Deferral and Matching Contributions theretofore made by the Company shall be subject to the provisions of this Plan in all respects and may not be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries and estates and the payment of the administrative expenses of this Plan, and may not be returned to the Company, except as provided by Section 7.7."

9.   Subsection (b) of Section 16.1 is amended in its entirety as follows:

     "(b) Notwithstanding the foregoing or any other contrary provision herein contained, any erroneous Company Contribution which is made by a mistake of fact will be returned to the Company if the mistake of fact is discovered, and the return of such Contribution completed, within one year after the payment of such Contribution to the Plan. If any deduction for any Company Contribution is not allowable under Section 404 of the Code, then such Contribution, to the extent of such disallowed deduction, will be returned to the Company within one year after the disallowance of such deduction."


10.  Effective August 1, 1989, a new subparagraph (d) is added to Section
     9.2 as follows:

     "(d) Payment to an alternate payee pursuant to a Qualified Domestic Relations Order shall be made in one lump-sum payment, at the alternate payee's election, by requesting such distribution on a form provided by the Company, at least thirty (30) days but no more than ninety (90) days before distribution is to be made. Distribution to the alternate payee may be made on or after the earlier of:

            (i) the date on which the Participant could take a distribution, or

            (ii) the later of:

                 (aa)  the date the Participant attains age fifty (50), or

                 (bb) the earliest date on which the Participant could receive a distribution if he separated from service."














11. Effective August 1, 1989, the following sentence is added at the end of the second paragraph of Section 14.1 as follows:

     "Qualified Domestic Relations Orders shall be handled pursuant to procedures established by the Plan Administrator."

12. Effective October 19, 1989, the following sentences should be added at the end of subparagraph (c) of Section 9.4:

     "If a default occurs, the Participant will be responsible for payment of all costs and expenses of collection (including, without limitation, attorney's fees and court costs) irregardless of whether legal action is initiated. Interest will continue to accrue on the unpaid principal amount until the earlier of the maturity date or when repayment on the loan begins. A defaulted loan will be reported as a distribution, subject to income taxes and the excise tax on premature distributions, if applicable."


13.  Effective October 19, 1989, a new subsection (i) is added to section
     9.4 as follows:

     "(i) For purposes of this Section 9.4 and in conformity with the requirements contained herein, loan availability is restricted to Participants who are parties in interest as defined by section 3(14) of ERISA."


14. Effective January 1, 1993, clause (i) of subsection (c) of Section 9.3 is amended as follows:

     "(i) A withdrawal based upon a financial hardship cannot exceed the amount required to meet such hardship and not reasonably available from other resources available to the Participant, including loans from this Plan. Federal tax will be withheld on hardship withdrawals at a rate of twenty percent (20%); state or local income taxes will be withheld at the Participant's request. The amount required for hardship may be increased to include the necessary taxes but cannot exceed the amount available for hardship as provided in subparagraph (a) of this Section. A hardship withdrawal will not be granted if such financial hardship may be relieved in full by borrowing that amount as allowed under Section 9.4, as supplemented by subclause (iv) of this Section 9.3(c)."



                                                  Robert C. Jaudes
                                          ------------------------------
                                          Title:  President and Chief
                                                  Executive Officer


                                                  Robert J. Carroll
                                          -------------------------------
                                          Title:  Senior Vice President -
                                                  Finance



                                       Date:     July 29, 1994
                                              ------------------

     Robert C. Jaudes (as President of Laclede Gas Company), and Robert
J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Wage
Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.









































                    AMENDMENTS TO THE LACLEDE GAS COMPANY
                          WAGE DEFERRAL SAVINGS PLAN

The following amendments are effective August 1, 1989:

1. A new subsection (d) is added to Section 9.2 as follows:

   "(d) If the Participant is married, request for a distribution must be in writing and signed by the Participant and his/her spouse; the spouse's consent must acknowledge the effect of the request for distribution; and the spouse's consent must be witnessed by a Plan representative or a notary public. The spousal consent shall not be required if the Participant provides the Plan Administrator with satisfactory evidence that such consent cannot be obtained because he/she does not have a spouse; the spouse cannot be located; or such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse shall be effective only with respect to such spouse. Participant and/or spousal consent shall not be required if distribution is being made because the Participant's account balance is less than $3,500."

2. Subclause (iii) of subsection (c) of Section 9.3 is amended in its entirety as follows:

    "(iii) For the purpose of determining whether the hardship withdrawal is necessary to satisfy a financial need of a Participant, the Administrator may reasonably rely on the Participant's representation that the need cannot be fully relieved by: (A) insurance or other reimbursement; (B) reasonable liquidation of assets if this does not itself create a hardship; (C) cessation of Wage Deferral Contributions; or (D) other distributions or nontaxable loans from Company plans or from commercial sources on reasonable commercial terms."

3. A new subclause (vii) is added to subsection (c) of Section 9.3 as follows:

    "(vii) If the Participant is married, request for a hardship withdrawal must be in writing and signed by the Participant and his/her spouse; the spouse's consent must acknowledge the effect of the request for a hardship withdrawal; and the spouse's consent must be witnessed by a Plan representative or a notary public. The spousal consent shall not be required if the Participant provides the Plan Administrator with satisfactory evidence that such consent cannot be obtained because he/she does not have a spouse; the spouse cannot be located; or such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse shall be effective only with respect to such spouse."

                                                  Robert C. Jaudes
                                          -------------------------------
                                          Title:  President and Chief
                                                  Executive Officer

                                                  Robert J. Carroll
                                          -------------------------------
                                          Title:  Senior Vice President -
                                                  Finance
                                    72

                                       Date:      July 29, 1994
                                               --------------------


     Robert C. Jaudes (as President of Laclede Gas Company), and Robert
J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Wage Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.







































                       AMENDMENTS TO THE LACLEDE GAS COMPANY
                              WAGE DEFERRAL SAVINGS PLAN

The following amendments are all effective January 1, 1985:



1.  A new subsection (c) is added to Section 9.1 reading as follows:

    "(c) Notwithstanding anything to the contrary in this Plan, a Participant who is required under Code Section 401(a)(9) to take a mandatory distribution due to attainment of age seventy and one-half (70-1/2) shall receive such distribution in accordance with
         Section 9.2(c)(ii)."


2. The first sentence of Section 9.2(b) is replaced by the following sentence:

    (b) "All distributions shall be made in a single, lump sum distribution except as provided in subsection (a) of this Section 9.2 with respect to subsequent contributions or as provided in subclause
         (ii) of subsection (c) of this Section 9.2 with respect to Participants who have attained age seventy and one-half (70-1/2)."


3. Section 9.2(c)(ii) is amended by replacing said subclause (ii) with the following subclause (ii):

    "(ii) as required by and in accordance with Code Section 401(a)(9) and regulations thereunder, not later than April 1 following the end of the calendar year in which the Participant attained age seventy and one-half (70-1/2), if the Participant is then an Employee. For purposes of the required distributions, the Participant may elect to receive a total distribution of the Participant's Account, or the minimum distribution which is required. The first such distribution will be for the distribution year which is the calendar year in which the Participant attained age seventy and one-half (70-1/2). If the Participant elects the minimum required distribution, it will be based upon the value of the Participant's Account at December 31 of the calendar year preceding the distribution year, divided by remaining life expectancy. Life expectancy will be calculated using the Participant's age at December 31 of the distribution year; life expectancies for a Participant with a designated Beneficiary will be based on the Participant's and Beneficiary's ages at December 31 of the distribution year. (If there is more than one designated Beneficiary, the remaining life expectancy of the designated Beneficiary with the shortest life expectancy will be used.) Each year thereafter, the Participant's (or the Participant's and designated Beneficiary's) life expectancy (or life expectancies) shall be reduced by one year. The Participant










           must specify the Investment Fund or Funds from which the minimum distributions shall be withdrawn. Subsequent distributions will be made at least annually thereafter, by December 31 and will be for the calendar year which ended on the prior December 31.

           If the Participant dies after the Participant has attained age seventy and one-half (70-1/2) but before all of the Participant's Account has been distributed, then the remainder of the Participant's Account shall be distributed to the Participant's designated Beneficiary not later than sixty (60) days after the date of the Participant's death. Mandatory distributions under this subclause (ii) will comply with the distribution requirements, including the minimum distribution incidental benefit requirements, as provided under Code Section 401(a)(9). If any provision of this Plan conflicts with such distribution requirements, then the Code Section 401(a)(9) distribution requirements will govern."

                                                  Robert C. Jaudes
                                          -------------------------------
                                          Title:  President and Chief
                                                  Executive Officer

                                                  Robert J. Carroll
                                          -------------------------------
                                          Title:  Senior Vice President -
                                                  Finance

































                                    75